SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                      JANUARY 10, 2003 (NOVEMBER 19, 2002)
                      ------------------------------------

                           FIRST SECURITY GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


         TENNESSEE                     000-49747                58-2461486
         ---------                     ---------                ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification Number)


817 BROAD STREET, CHATTANOOGA, TENNESSEE                         37402
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:    (423) 266-2000
                                                       --------------


                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS.
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     As  previously  reported  on  a Form 8-K filed with the Securities Exchange
Commission on November 4, 2002, on October 17, 2002, First Security Group, Inc. signed a definitive Share Exchange Agreement which provided for the acquisition of Premier National Bank of Dalton by First Security through the exchange of each issued and outstanding share of stock of Premier for 0.425 shares of common stock of First Security.

     The Boards of Directors of First Security and Premier have determined that it is in the best interests of each party to structure the proposed acquisition as a merger rather than a share exchange. Accordingly, effective as of November 19, 2002, First Security and Premier terminated the Share Exchange Agreement and entered into a Merger Agreement pursuant to which Premier will be merged with and into Dalton Whitfield Bank, a Georgia state-chartered bank and wholly owned subsidiary of First Security. Dalton Whitfield is also a party to the Merger Agreement.

     Other than the structure of the acquisition as a merger rather than a share exchange, the material terms of the Merger Agreement, including the consideration to be received by Premier shareholders, are substantially the same as those contained in the Share Exchange Agreement.

ITEM  7.       FINANCIAL  STATEMENTS  AND  EXHIBITS.
-------        ------------------------------------

     (c)       Exhibits:

     2.1 Merger Agreement, dated as of November 19, 2002, by and among Premier National Bank of Dalton, First Security Group, Inc. and Dalton Whitfield Bank (incorporated herein by reference to Exhibit 1 to First Security's Registration Statement on Form S-4 (SEC File No. 333-102037) filed on December 20, 2002).

     2.2 Termination Agreement, dated as of November 19, 2002, by and between Premier National Bank of Dalton and First Security Group, Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST SECURITY GROUP, INC.



                                       By:  /s/  Rodger B. Holley
                                           -------------------------------------
                                           Rodger B. Holley
                                           President and Chief Executive Officer

Dated:  January 9, 2003


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